Invoice 445684
Customer 7862739152

NRAI Services, LLC
160 Greentree Drive
Suite 101
Dover, DE 19904
Telephone: 302/674-4089

Bill To: EILERS LAW GROUP
ATTN: CAROLINE FISHER
84 St. Dunstins Rd
Asheville, NC 28803

Ship To: EILERS LAW GROUP
84 St. Dunstins Rd
Asheville, NC 28803

RE: IMAGE TECHNOLOGY LABORATORIES, INC.

Invoice Date	Ship Via	F.O.B.	Terms
12/04/15	EMAIL	Origin	Visa/MC

Purchase Order Number	Salesperson	Order Date	Our Order Number
IMAGE TECHNOLOGY LAB	SMW	12/04/15	NEXT DAY

Quantity	Item Number	Item Description	Tax	Unit Price	Extended Price
1	SSMERGE	DE - Merger filing fee	N	239.00	239.00
1	SSRUSH	DE - Rush Fee	N	100.00	100.00
1	SFCORPF	Service Fee - Document Filing	N	70.00	70.00

MERGER FILED IN DE 12/03/2015
EMAILED EVIDENCE TO CAROLINE 12/04/2015

*******PAID VIA CREDIT CARD****

PAID!

Nontaxable Subtotal	409.00
Taxable Subtotal	0.00
Tax	0.00
Total Invoice	409.00
Paid/Applied Amount	0.00
Pay Disc. Applied	0.00
Balance Inv. Amount	409.00

Customer Original (Reprinted)

NRAI SERVICES, LLC
160 GREENTREE DR STE 101
DOVER, DE, 19904
3026744089

TERMINAL ID: 272718
MERCHANT #: 179210538999

VISA
************0682
CLK: SYSADMIN EXP.: **/**
SALE
BATCH: 386 SQ: 004455
DATE: 12/04/15 TIME: 12:05:25
AV: Y - YES APPROVED: 130155
MANUAL

TOTAL $ 409.00

I AGREE TO PAY ABOVE
TOTAL AMOUNT ACCORDING
TO CARD ISSUER AGREEMENT
(MERCHANT AGREEMENT
IF CREDIT VOUCHER)

SIGN X ______________________________
LAWRENCE ADAMS

CUSTOMER COPY

STATE OF DELAWARE
CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Image Technology Laboratories, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Clear Arts, Inc., a California corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Image Technology Laboratories, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 100,000, par value $0.01.

SIXTH: The merger is to become effective on December 3, 2015.

SEVENTH: The Agreement of Merger is on file at P.O. Box 265, Mantoloking, NJ 08738, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 3rd day of December, A.D., 2015.

By: ______________________
Authorized Officer

Name: Lawrence Adams
Print or Type

Title: Director/CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 12/03/2015
FILED 02:19 PM 12/03/2015
SR 20151179150 - File Number 2829587